UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.              )

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Hancock Park Corporate Income, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Hancock Park Corporate Income, Inc.
Stockholder Meeting to Be Held on October 21, 2020.

HANCOCK PARK CORPORATE INCOME, INC. 10 SOUTH WACKER DRIVE SUITE 2500 CHICAGO, IL 60606	Meeting Information Meeting Type: Annual Meeting For holders as of: August 24, 2020 Date: October 21, 2020 Time: 10:00 a.m., Central Time Location: 10 South Wacker Drive 25th Floor Chicago, Illinois 60606.

You are receiving this communication because you hold shares in the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.
If you plan to attend the Annual Meeting and vote your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. In addition, please be advised that the Company is monitoring the global outbreak of COVID-19 (more commonly known as the coronavirus) and the related health and travel concerns. If the Company determines that it is not advisable to hold the Annual Meeting in person, the Company may determine to hold a virtual Annual Meeting of Stockholders. If such a determination is made, the Company will, as promptly as possible, announce details on how to participate in such virtual Annual Meeting by issuing a press release and posting such information at www.proxyvote.com. In addition, such details will be filed with the SEC as additional proxy materials.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1.    Notice
2.    Proxy Statement
3.    Annual Report on Form 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow  (located on the following page) and visit: www.proxyvote.com.
How to Request a PAPER or E-MAIL Copy:
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1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*:           sendmaterial@proxyvote.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 7, 2020 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person:  Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:  To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  (located on the following page) available and follow the instructions.

Note: No personal information, other than the information that is printed in the box marked by arrow  (located on the following page), is necessary to execute your proxy.

Vote By Mail: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the listed Director nominee and FOR Proposal 2.

Election of Director

1. The election of the following person (except as marked to the contrary) as a director who will serve as a Class I director of Hancock Park Corporate Income, Inc. until 2023, or until his successor is elected and qualified.

Nominee: Class I Director

1a. Marc I. Abrams

2. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Note: To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.